Exhibit 14.(a).1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the inclusion in the Annual Report on Form 20-F of Partner Communications Company Ltd. (hereafter “Partner”) for the fiscal year ended December 31, 2004, and to the incorporation by reference into the Registration Statement on Form F-3 filed on December 26, 2001 and related prospectus of Partner, of our report dated April 20, 2005, on the financial statements of Partner, which are included in the Form 20-F of Partner.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman —————————————— Kesselman & Kesselman Certified Public Accountants (Isr.)

Date: April 20, 2005